UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2011
(July 1, 2011)

China Auto Logistics Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-34393	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ
Tianjin Province, The People’s Republic of China	300461

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities.

On July 1, 2011, China Auto Logistics Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (“Purchase Agreement”), furnished as Exhibit 10.1 to this current report with certain accredited investors (collectively, the “Investors”), pursuant to which the Company issued 3,000,000 shares of Common Stock of the Company, par value $0.001 (the “Shares”) to the Investors. The purchase price for each Share is $1.75 and the aggregate purchase price for the Shares sold in the Offering was $5,250,000.

The Company sold the Shares in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act.

Item 8.01. Other Events.

On July 7, 2011, the Company issued a Press Release announcing the Purchase Agreement, a copy of which is furnished as exhibit 99.1 to this current report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Securities Purchase Agreement dated July 1, 2011, by and among China Auto Logistics Inc. and the Investors listed on the Schedule of Buyers attached thereto
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 7, 2011

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement dated July 1, 2011 by and among China Auto Logistics Inc. and the Investors listed on the Schedule of Buyers attached thereto

99.1	Press Release